EXHIBIT 24


                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Lyle G. Hubbard, Richard C. Dietz, and each of them as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on behalf of the undersigned the Annual Report on Form 10-K of Gardenburger, Inc., for its fiscal year ended December 31, 1997, and any and all amendments to the report and to file the report and amendments with the Securities and Exchange Commission.

     This power of attorney has been signed by the following persons in the capacities indicated effective as of March 16, 1998.

     Name                                    Title
     ----                                    -----



/s/Lyle G. Hubbard                 President, Chief Executive Officer and
------------------------------     Director
Lyle G. Hubbard                    (Principal executive officer)



/s/Richard C. Dietz                Executive Vice President and Chief
------------------------------     Financial Officer
Richard C. Dietz                   (Principal financial officer and principal
                                   accounting officer)


/s/Paul F. Wenner                  Founder, Chief Creative Officer
------------------------------     and Director
Paul F. Wenner



/s/E. Kay Stepp                    Chairman of the Board and Director
------------------------------
E. Kay Stepp


/s/Richard L. Mazer                Director
------------------------------
Richard L. Mazer


/s/Mary O. McWilliams              Director
------------------------------
Mary O. McWilliams


/s/ Michael L. Ray                 Director
------------------------------
Michael L. Ray